Exhibit 99-2

Exelon Corporation and Subisidiary Companies Market for Registrant's Common Equity and Related Stockholder Matters


Exelon Corporation's (Exelon) common stock is listed on the New York Stock Exchange. The following table sets forth the high and low sales prices, closing prices and dividends for Exelon's common stock for 2002 and 2001 on a per share basis.

                                                              2002                                             2001
                           Fourth      Third     Second      First          Fourth      Third     Second      First
                          Quarter    Quarter    Quarter    Quarter         Quarter    Quarter    Quarter    Quarter
-------------------------------------------------------------------------------------------------------------------
High Price                $ 53.06    $ 52.83    $ 56.99    $ 53.88        $  48.69   $  67.65   $  70.26   $  69.75
Low Price                   42.38      37.85      50.10      45.90           39.65      38.75      62.10      53.60
Close                       52.77      47.50      52.30      52.97           47.88      44.60      64.12      65.60
Dividends                    0.44       0.44       0.44       0.44            0.43       0.42       0.42       0.55 (a)
-------------------------------------------------------------------------------------------------------------------

(a) The first quarter dividend in 2001 was a pro rata dividend. Unicom and PECO each paid their shareholders pro rata, per diem dividends from their last regular dividend dates through October 19, 2000. The first quarter covered the 119-day period from the date of the Merger, through the February 15, 2001 record date.

Exelon had 180,059 shareholders of common stock of record as of January 31, 2003.